Exhibit 3.1

COMPANIES (JERSEY) LAW 1991 CERTIFICATE OF INCORPORATION CHANGE OF NAME OF A LIMITED COMPANY Registered Number 144625 I HEREBY CERTIFY THAT METALS ACQUISITION LIMITED a registered company private incorporated under the Companies (Jersey) Law 1991, as amended, having changed its name by special resolution, has today been entered on the Register of Companies incorporated in Jersey as a private company having the name of MAC COPPER LIMITED Dated this 25 November 2024 For and on behalf of the Registrar